                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                                   Settlement Date     7/31/2002
                                                   Determination Date  8/12/2002
                                                   Distribution Date   8/15/2002

I.      All Payments on the Contracts                                                                                  1,671,298.87
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                               22,616.12
III.    Repurchased Contracts                                                                                                  0.00
IV.     Investment Earnings on Collection Account                                                                            628.86
V.      Servicer Monthly Advances                                                                                         30,174.13
VI.     Distribution from the Reserve Account                                                                                  0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                                4,451.83
VIII.   Transfers to the Pay-Ahead Account                                                                                (3,547.56)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                            (628.86)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                               (7.73)

Total available amount in Collection Account                                                                          $1,724,985.66
                                                                                                                 ==================


DISTRIBUTION AMOUNTS                                                  Cost per $1000
---------------------------------------------                     -----------------------
1.    (a)  Class A-1 Note Interest Distribution                                                        0.00
      (b)  Class A-1 Note Principal Distribution                                                       0.00
             Aggregate Class A-1 Note Distribution                      0.00000000                                              0.00

2.    (a)  Class A-2 Note Interest Distribution                                                        0.00
      (b)  Class A-2 Note Principal Distribution                                                       0.00
            Aggregate Class A-2 Note Distribution                       0.00000000                                              0.00

3.    (a)  Class A-3 Note Interest Distribution                                                        0.00
      (b)  Class A-3 Note Principal Distribution                                                       0.00
            Aggregate Class A-3 Note Distribution                       0.00000000                                              0.00

4.    (a)  Class A-4 Note Interest Distribution                                                        0.00
      (b)  Class A-4 Note Principal Distribution                                                       0.00
           Aggregate Class A-4 Note Distribution                        0.00000000                                              0.00

5.    (a)  Class A-5 Note Interest Distribution                                                        0.00
      (b)  Class A-5 Note Principal Distribution                                                       0.00
            Aggregate Class A-5 Note Distribution                       0.00000000                                              0.00

6.    (a)  Class A-6 Note Interest Distribution                                                  102,348.23
      (b)  Class A-6 Note Principal Distribution                                               1,340,358.85
            Aggregate Class A-6 Note Distribution                      60.87371646                                      1,442,707.08

7.    (a)  Class B Note Interest Distribution                                                     59,285.00
      (b)  Class B Note Principal Distribution                                                         0.00
            Aggregate Class B Note Distribution                         5.56666667                                         59,285.00

8.    (a)  Class C Note Interest Distribution                                                     98,822.83
      (b)  Class C Note Principal Distribution                                                         0.00
            Aggregate Class C Note Distribution                         5.70833312                                         98,822.83

9.    Servicer Payment
       (a)  Servicing Fee                                                                         19,523.79
       (b)  Reimbursement of prior Monthly Advances                                               40,492.73
               Total Servicer Payment                                                                                      60,016.52

10.  Deposits to the Reserve Account                                                                                       64,154.23

Total Distribution Amount from Collection Account                                                                      $1,724,985.66
                                                                                                                   =================

Reserve Account distributions to Sellers

      (a)  Amounts to the Sellers (Chase USA) from Excess Collections                             9,928.13
      (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                  9,692.69
      (c)  Distribution from the Reserve Account to the Sellers(Chase USA)                            0.00
      (d)  Distribution from the Reserve Account to the Sellers(Chase Manhattan Bank)                 0.00
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                        19,620.82
                                                                                                                   =================

Payahead Account distributions to Sellers


      (a)  Distribution from the Payahead Account to the Sellers(Chase USA)                            3.91
      (b)  Distribution from the Payahead Account to the Sellers(Chase Manhattan Bank)                 3.82
                        Total Amounts to Sellers(Chase USA & Chase Manhattan Bank)                                             7.73
                                                                                                                   =================

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                    0.00
        (b) Class A-2 Notes    @             6.028%                                                    0.00
        (c) Class A-3 Notes    @             6.140%                                                    0.00
        (d) Class A-4 Notes    @             6.250%                                                    0.00
        (e) Class A-5 Notes    @             6.420%                                                    0.00
        (f) Class A-6 Notes    @             6.500%                                              102,348.23
                     Aggregate Interest on Class A Notes                                                                  102,348.23

        (g) Class B Notes @                  6.680%                                                                        59,285.00

        (h) Class C Notes @                  6.850%                                                                        98,822.83

2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                            0.00
        (b) Class A-2 Notes                                                                            0.00
        (c) Class A-3 Notes                                                                            0.00
        (d) Class A-4 Notes                                                                            0.00
        (e) Class A-5 Notes                                                                            0.00
        (f) Class A-6 Notes                                                                            0.00

        (g) Class B Notes                                                                              0.00

        (h) Class C Notes                                                                              0.00

3.   Total Distribution of Interest                                        Cost per $1000
                                                                           --------------
        (a) Class A-1 Notes                                                  0.00000000                0.00
        (b) Class A-2 Notes                                                  0.00000000                0.00
        (c) Class A-3 Notes                                                  0.00000000                0.00
        (d) Class A-4 Notes                                                  0.00000000                0.00
        (e) Class A-5 Notes                                                  0.00000000                0.00
        (f) Class A-6 Notes                                                  4.31849072          102,348.23
                     Total Aggregate Interest on Class A Notes                                                            102,348.23

        (g) Class B Notes                                                    5.56666667                                    59,285.00

        (h) Class C Notes                                                    5.70833312                                    98,822.83


                 PRINCIPAL
---------------------------------------------

                                                                           No. of Contracts
                                                                           ----------------
1.   Amount of Stated Principal Collected                                                        705,786.05
2.   Amount of Principal Prepayment Collected                                    60              608,188.01
3.   Amount of Liquidated Contract                                               5                26,384.79
4.   Amount of Repurchased Contract                                              0                     0.00

       Total Formula Principal Distribution Amount                                                                      1,340,358.85

5.   Principal Balance before giving effect to Principal Distribution                       Pool Factor
                                                                                            -----------
        (a) Class A-1 Notes                                                                  0.0000000                          0.00
        (b) Class A-2 Notes                                                                  0.0000000                          0.00
        (c) Class A-3 Notes                                                                  0.0000000                          0.00
        (d) Class A-4 Notes                                                                  0.0000000                          0.00
        (e) Class A-5 Notes                                                                  0.0000000                          0.00
        (f) Class A-6 Notes                                                                  0.7972598                 18,895,058.07

        (g) Class B Notes                                                                    1.0000000                 10,650,000.00

        (h) Class C Notes                                                                    1.0000000                 17,312,029.25


6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                     0.00
        (b) Class A-2 Notes                                                                                                     0.00
        (c) Class A-3 Notes                                                                                                     0.00
        (d) Class A-4 Notes                                                                                                     0.00
        (e) Class A-5 Notes                                                                                                     0.00
        (f) Class A-6 Notes                                                                                                     0.00

        (g) Class B Notes                                                                                                       0.00

        (h) Class C Notes                                                                                                       0.00


7.   Principal Distribution                                                Cost per $1000
                                                                           --------------
        (a) Class A-1 Notes                                                  0.00000000                                         0.00
        (b) Class A-2 Notes                                                  0.00000000                                         0.00
        (c) Class A-3 Notes                                                  0.00000000                                         0.00
        (d) Class A-4 Notes                                                  0.00000000                                         0.00
        (e) Class A-5 Notes                                                  0.00000000                                         0.00
        (f) Class A-6 Notes                                                 56.55522574                                 1,340,358.85

        (g) Class B Notes                                                    0.00000000                                         0.00

        (h) Class C Notes                                                    0.00000000                                         0.00


8.   Principal Balance after giving effect to Principal Distribution                            Pool Factor
                                                                                                -----------
        (a) Class A-1 Notes                                                                      0.0000000                      0.00
        (b) Class A-2 Notes                                                                      0.0000000                      0.00
        (c) Class A-3 Notes                                                                      0.0000000                      0.00
        (d) Class A-4 Notes                                                                      0.0000000                      0.00
        (e) Class A-5 Notes                                                                      0.0000000                      0.00
        (f) Class A-6 Notes                                                                      0.7407046             17,554,699.22

        (g) Class B Notes                                                                        1.0000000             10,650,000.00

        (h) Class C Notes                                                                        1.0000000             17,312,029.25



                 POOL DATA
---------------------------------------------
                                                                                                     Aggregate
                                                                             No. of Contracts    Principal Balance
1.   Pool Stated Principal Balance as of                   7/31/2002              1,668            45,516,728.47

2.   Delinquency Information                                                                                           % Delinquent
                                                                                                                 -     ------------

              (a) 31-59 Days                                                        34                954,248.50          2.096%
              (b) 60-89 Days                                                        11                141,838.98          0.312%
              (c) 90-119 Days                                                       6                 236,990.04          0.521%
              (d) 120 Days +                                                        0                       0.00          0.000%

3.   Contracts Repossessed during the Due Period                                    0                       0.00

4.   Current Repossession Inventory                                                 0                       0.00

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                   5                  26,384.79
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                     22,616.12
                                                                                                -----------------
       Total Aggregate Net Losses for the preceding Collection Period                                                       3,768.67

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                        801,293.47

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)             558                                  5,018,693.39

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                              9.030%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                                108.461



              TRIGGER ANALYSIS
---------------------------------------------

1.   (a)  Average 60+ Delinquency Percentage               1.597%
     (b)  Delinquency Percentage Trigger in effect ?                               NO

2.   (a)  Average Net Loss Ratio                           0.026%
     (b)  Net Loss Ratio Trigger in effect ?                                       NO
     (c)  Net Loss Ratio (using ending Pool Balance)       0.070%

3.   (a)  Servicer Replacement Percentage                  0.005%
     (b)  Servicer Replacement Trigger in effect ?                                 NO


               MISCELLANEOUS
---------------------------------------------
1.   Monthly Servicing Fees                                                                                               19,523.79

2.   Servicer Advances                                                                                                    30,174.13

3.    (a)  Opening Balance of the Reserve Account                                                                      5,273,196.02
      (b)  Deposits to the Reserve Account                                                       64,154.23
      (c)  Investment Earnings in the Reserve Account                                             7,511.16
      (d)  Distribution from the Reserve Account                                                (19,620.82)
      (e)  Ending Balance of the Reserve Account                                                                       5,325,240.59

4.   Specified Reserve Account Balance                                                                                 5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                                        7,481.96
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                          3,547.56
      (c)  Investment Earnings in the Pay-Ahead Account                                               7.73
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                        (4,451.83)
      (e)  Ending Balance in the Pay-Ahead Account                                                                         6,585.42


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